UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road Suite 1000 Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2017, Sparton Corporation (the “Company”) and its wholly owned subsidiaries that are Loan Parties entered into Amendment No. 4 (the “Amendment”) to the Amended and Restated Credit and Guaranty Agreement (“Credit Agreement”) dated as of September 11, 2014, as amended to date, with the financial institutions from time to time party thereto (the “Lenders”) and BMO Harris Bank, N.A., as a Lender and as agent for the Lenders (in such capacity, the “Administrative Agent”). The Amendment:

(a) reduces the revolving credit facility amount from $175,000,000 to $125,000,000;

(b) eliminates the existing $50,000,000 optional increase in the revolving credit facility;

(c) increases the applicable margin where Total Funded Debt/EBITDA is 3.75 or higher;

(d) prohibits acquisitions on and after the date of the Amendment;

(e) requires monthly financial reporting commencing July 2017;

(f) reduces the amount of permitted indebtedness of foreign subsidiaries at any time outstanding from $10,000,000 to $5,000,000;

(g) reduces the limit on investments which are not otherwise permitted from $2,000,000 from $1,000,000;

(h) reduces the permitted amount of any sale, transfer, lease or other disposition of any property of any Loan Party or other Subsidiary from $3,000,000 to $1,500,000 during any fiscal year;

(i) prohibits dividends, distributions, and stock repurchases, except for payments made in accordance with certain existing stock option plans and other equity compensation plans for employees (subject to a cap);

(j) increases the permitted Total Funded Debt/EBITDA Ratio until the fiscal quarter ending March 2018; and

(k) requires that the Loan Parties maintain minimum trailing 4 quarter EBITDA of $22,500,000 for the fiscal quarter ending June 2017; $20,000,000 for the fiscal quarter ending September 2017; and $22,000,000 for the fiscal quarter ending December, 2017.

In addition, the Loan Parties’ failure to comply with the financial covenants regarding the Loan Parties’ Total Funded Debt/EBITDA Ratio as in effect prior to the date of the Amendment was waived solely with respect to the test period ending on the last day of the Company’s fiscal quarter June 2017.

The foregoing is a summary of the material terms and conditions of the Amendment and not a complete discussion of the document. A copy of the Amendment No. 4 to Amended and Restated Credit and Guaranty Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Amendment No. 4 to Amended and Restated Credit and Guaranty Agreement entered into between the Lenders, the Company, the Sparton Subsidiaries that are Loan Parties, and BMO Harris Bank, N.A., as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Dated: July 3, 2017	By:	/s/ Joseph J. Hartnett
Joseph J. Hartnett, Interim President and Chief Executive Officer

Index to Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Amendment No. 4 to Amended and Restated Credit and Guaranty Agreement entered into between the Lenders, the Company, the Sparton Subsidiaries that are Loan Parties, and BMO Harris Bank, N.A., as Administrative Agent